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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File Nos. 33-21033 and 33-49195) and Form S-8 (File Nos. 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115, 33-38781,
33-39162, 33-40110 and 33-48781) of our reports, which include an explanatory paragraph related to litigation pending against the Company, dated January 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                                    /s/ Coopers & Lybrand L.L.P.


New York, New York
March 9, 1995